Exhibit 10.15
OMNIBUS AMENDMENT NUMBER FOUR
to the
OPTION ONE OWNER TRUST 2005-6 WAREHOUSE FACILITY
     This OMNIBUS AMENDMENT NUMBER FOUR (this “Amendment”) is made and is effective as of this 12th day of July, 2006, among Option One Owner Trust 2005-6 as issuer (the “Issuer”), Option One Loan Warehouse Corporation as depositor (the “Depositor”), Option One Mortgage Corporation as loan originator and servicer (“Option One”), Wells Fargo Bank, N.A. as indenture trustee (the “Indenture Trustee”) and Lehman Brothers Bank as noteholder agent and purchaser (“Lehman Brothers”) to (i) the Pricing Letter, dated as of June 1, 2005 among the Issuer, the Depositor, Option One and the Indenture Trustee (as amended or supplemented, the “Pricing Letter”) and (ii) the Sale and Servicing Agreement, dated as of June 1, 2005 (as amended, supplemented or otherwise modified from time to time, the “Sale and Servicing Agreement”), among the Issuer, the Depositor, Option One and the Indenture Trustee (as amended, supplemented or otherwise modified from time to time, the “Sale and Servicing Agreement” and together with the Pricing Letter, the “Transaction Documents”), among the Issuer, the Depositor, Option One and the Indenture Trustee.
RECITALS
     WHEREAS, the parties have previously entered into the Pricing Letter; and
     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:
     SECTION 1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Pricing Letter.
     SECTION 2. Amendments to Pricing Letter.
  (a) The definition of “Collateral Value” in the Section 1 of the Pricing Letter is hereby amended by deleting in its entirety subsection (A)(viii) relating to 40 year amortization Loans and interest only Loans and replacing it with the following:
“ (viii) the aggregate outstanding Principal Balance of 40 year amortization Loans and interest only Loans combined may not exceed 50% of the Pool Principal Balance;”
  (c) The definition of “Collateral Value” in the Section 1 of the Pricing Letter is hereby amended by deleting in its entirety subsection (A)(ix) relating to interest only Loans.

  (d) The definition of “Collateral Value” in the Section 1 of the Pricing Letter is hereby amended by deleting in its entirety subsection (A)(x) relating to 40 year amortization Loans.
     SECTION 3. Amendments to Sale and Servicing Agreement.
  (a) The definition of “Combined LTV or CLTV” in Section 1.01 of the Sale and Servicing Agreement is hereby amended by deleting the definition in its entirety and replacing it with the following:
  “Combined LTV or CLTV: With respect to any Mortgage Loan, the ratio of the outstanding Principal Balance on the related date of origination of (a) (i) such Loan plus (ii) any other First Lien Loan or Second Lien Loan secured by the Mortgaged Property, to (b) the lesser of (x) the Appraised Value of the Mortgaged Property at origination or (y) if the Mortgaged Property was purchased within 12 months of the origination of the Loan, the purchase price of the Mortgaged Property, expressed as a percentage.”
     SECTION 4. Representations. To induce Lehman to execute and deliver this Amendment, each of the Issuer and the Depositor hereby jointly and severally represents to Lehman Brothers that as of the date hereof, after giving effect to this Amendment, (a) all of its respective representations and warranties in the Basic Documents are true and correct, and (b) it is otherwise in full compliance with all of the terms and conditions of the Basic Documents.
     SECTION 5. Fees and Expenses. The Issuer and the Depositor jointly and severally covenant to pay as and when billed by Lehman all of the reasonable out-of-pocket costs and expenses incurred in connection with the transactions contemplated hereby and in the other Basic Documents including, without limitation, (i) all reasonable fees, disbursements and expenses of counsel to Lehman Brothers, (ii) all reasonable fees and expenses of the Indenture Trustee and Owner Trustee and their counsel and (iii) all reasonable fees and expenses of the Custodian and its counsel.
     SECTION 6. Limited Effect. Except as expressly amended and modified by this Amendment, the Transaction Documents shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Transaction Documents or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Transaction Documents, any reference in any of such items to the Transaction Documents being sufficient to refer to the Transaction Documents as amended hereby.
     SECTION 7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS DOCTRINE APPLIED IN SUCH STATE.

     SECTION 8. Counterparts. This Amendment may be executed by each of the parties hereto in any number of separate counterparts, each of which when so executed shall be an original and all of which taken together shall constitute one and the same instrument.
     SECTION 9. Limitation on Liability. It is expressly understood and agreed by the parties hereto that (a) this Amendment is executed and delivered by Wilmington Trust Company, not individually or personally, but solely as Owner Trustee of Option One Owner Trust 2005-6 in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Amendment or any other related documents.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the day and year first above written.

OPTION ONE OWNER TRUST 2005-6

By:	Wilmington Trust Company, not in its individual capacity but solely as owner trustee

By:	/s/ Mary Kay Pupillo
Name:	Mary Kay Pupillo
Title:	Assistant Vice President

OPTION ONE LOAN WAREHOUSE CORPORATION

By:	/s/ Philip Laren
Name:	Philip Laren
Title:	Vice President

OPTION ONE MORTGAGE CORPORATION

By:	/s/ Philip Laren
Name:	Philip Laren
Title:	Senior Vice President

WELLS FARGO BANK, N.A.

By:	/s/ Darron C. Woodus
Name:	Darron C. Woodus
Title:	Assistant Vice President

LEHMAN BROTHERS BANK

By:	/s/ [ILLEGIBLE]
Name:
Title: